As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

Astrana Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4472349 (I.R.S. Employer Identification No.)

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(Address of principal executive offices) (Zip code)

Astrana Health, Inc. Amended and Restated 2024 Equity Incentive Plan

(Full title of the plan)

Brandon Sim

Chief Executive Officer and President

Astrana Health, Inc.

1668 S. Garfield Avenue, 2nd Floor

Alhambra, California 91801

(626) 282-0288

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Astrana Health, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 1,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Registrant, which are issuable under the Astrana Health, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”) as a result of an increase to the reserve under the Plan, as approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on June 10, 2026.

The additional shares of Common Stock issuable pursuant to the Plan are securities of the same class as other securities for which Registration Statements on Form S-8 were filed with the Commission on June 12, 2024 (File No. 333-280143) and June 13, 2025 (File No. 333-288054) (together, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 12, 2026 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 17, 2026);

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 8, 2026;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2026, March 30, 2026, May 12, 2026 and June 10, 2026 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of the Registrant’s common stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 21, 2015).
4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2015).
4.3	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2017).
4.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 21, 2018).
4.5	Certificate of Amendment of Restated Certificate of Incorporation (effective February 26, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 26, 2024).
4.6	Certificate of Amendment of Restated Certificate of Incorporation (effective June 13, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 13, 2024).
4.7	Amended and Restated By-laws (effective February 28, 2024) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 29, 2024).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1	Astrana Health, Inc. Amended and Restated 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2026).
99.2	Form of Incentive Stock Option Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.3	Form of Nonqualified Stock Option Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.4	Form of Restricted Stock Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.5	Form of Restricted Stock Unit Agreement (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on June 12, 2024).
99.6	Form of Restricted Stock Agreement (2024 Non-Employee Director Award) (2024 Equity Incentive Plan) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 12, 2024).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on June 11, 2026.

ASTRANA HEALTH, INC.

By:	/s/ Brandon K. Sim
Brandon K. Sim, M.S.
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Brandon Sim, Chandan Basho and Crystal Lautrup, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

By:	/s/ Brandon K. Sim	Chief Executive Officer and President (Principal Executive Officer)	June 11, 2026
Brandon K. Sim, M.S.

By:	/s/ Chandan Basho	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 11, 2026
Chandan Basho, M.B.A.

By:	/s/ Glenn Sobotka	Chief Accounting Officer (Principal Accounting Officer)	June 11, 2026
Glenn Sobotka

By:	/s/ Kenneth Sim	Executive Chairman, Director	June 11, 2026
Kenneth Sim, M.D.

By:	/s/ Thomas S. Lam	Vice Chairman, Director	June 11, 2026
Thomas S. Lam, M.D., M.P.H.

By:	/s/ John Chiang	Director	June 11, 2026
John Chiang

By:	/s/ Weili Dai	Director	June 11, 2026
Weili Dai

By:	/s/ Linda Dong	Director	June 11, 2026
Linda Dong

By:	/s/ J. Lorraine Estradas	Director	June 11, 2026
J. Lorraine Estradas, R.N., B.S.N., M.P.H.

By:	/s/ Mitchell W. Kitayama	Director	June 11, 2026
Mitchell W. Kitayama

By:	/s/ Matthew Mazdyasni	Director	June 11, 2026
Matthew Mazdyasni

By:	/s/ David G. Schmidt	Director	June 11, 2026
David G. Schmidt